Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cnova N.V. pertaining to the Cnova N.V. 2014 Omnibus Incentive Plan of our report dated March 26, 2015, with respect to the audited consolidated financial statements of Cnova N.V. included in its Annual Report on Form 20-F for the year ended December 31, 2014, filed with the Securities and Exchange Commission on March 31, 2015.

/s/ Ernst & Young Audit

Name: Daniel Mary-Dauphin

Paris-La-Défense

November 19, 2015